UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 30, 2020

INTERNATIONAL MONEY EXPRESS, INC.
(Exact name of registrant as specified in charter)

Delaware (State or Other Jurisdiction of Incorporation)	001-37986 (Commission File Number)	47-4219082 (I.R.S. Employer Identification No.)

9480 South Dixie Highway, Miami, Florida (Address of Principal Executive Offices)	33316 (Zip Code)

Registrant’s telephone number, including area code: (305) 671-8000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock ($0.0001 par value)	IMXI	The Nasdaq Capital Market

Item 1.01.	Entry into a Material Definitive Agreement.

On September 30, 2020, International Money Express, Inc. (the “Company”) entered into an Underwriting Agreement (the “Underwriting Agreement”) with the selling stockholders named therein (the “Selling Stockholders”) and Credit Suisse Securities (USA) LLC, as representative of the several underwriters named therein (the “Underwriters”), relating to the underwritten public offering (“Offering”) of 4,925,000 shares of the Company’s common stock, par value $0.0001 per share (“Common Stock”), at a price to the public of $13.50 per share. Certain of the Selling Stockholders also granted the Underwriters a 30-day option to purchase up to 738,750 additional shares of Common Stock at the same price as the initial shares sold to the Underwriters. All of the shares of Common Stock being sold pursuant to the Offering are being sold by the Selling Stockholders.

The Offering is being made by the Selling Stockholders pursuant to a shelf registration statement on Form S-3 (Registration No. 333-248902) initially filed by the Company with the United States Securities and Exchange Commission (the “Commission”), on September 18, 2020.  The closing of the Offering is expected to occur on October 5, 2020, subject to the satisfaction of customary closing conditions. The Selling Stockholders will receive all of the net proceeds from the sale of the shares of Common Stock. The Company will not receive any proceeds in the Offering, but will bear certain costs associated with the Offering, other than underwriting discounts and commissions.

The Underwriting Agreement contains customary representations, warranties, covenants and conditions for transactions of this nature. The foregoing summary of the Underwriting Agreement is qualified in its entirety by reference to the full text of the Underwriting Agreement, a copy of which is filed herewith as Exhibit 1.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 8.01.	Other Events.

On the closing date of the Offering, the Company, FinTech Investor Holdings II and SPC Intermex Representative LLC (“SPC Representative”) expect to enter into a Stockholders Agreement Waiver (the “Waiver”) with respect to that certain Stockholders Agreement (the “Stockholders Agreement”), dated July 26, 2018, as amended on December 12, 2018, by and between the Company and certain stockholders of the Company. Pursuant to the Waiver, the obligation of each party to the Stockholders Agreement (other than SPC Intermex LP) to vote to elect and/or maintain in office as members of the Company’s board of directors the individuals nominated by SPC Representative will be irrevocably and permanently waived.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

1.1	Underwriting Agreement, dated September 30, 2020, by and among the Company, the Selling Stockholders, and the Underwriters.

104	Inline XBRL for the cover page of this Current Report on Form 8-K.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTERNATIONAL MONEY EXPRESS, INC.

Dated: October 1, 2020	By:	/s/ Tony Lauro II
	Name:	Tony Lauro II
	Title:	Chief Financial Officer